Exhibit 4.2

CAESARS ENTERTAINMENT CORPORATION SUBSCRIPTION RIGHTS CERTIFICATE FOR CLASS A COMMON SHARES OF CAESARS ACQUISITION COMPANY

THIS SUBSCRIPTION RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON [—], 2013 (SUCH DATE AND TIME, THE “EXPIRATION DATE”).

Caesars Entertainment Corporation (“Caesars Entertainment”) has distributed to the holders of record (the “Record Holders”) of its common stock, as of 5:00 p.m., New York City time, on [—], 2013 (the “Record Date”), at no charge, non-transferable subscription rights (the “Rights”) to purchase shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), of Caesars Acquisition Company (the “Company”) at a price of $[—] per whole share (the “Rights Offering”). Each Right gives the holder thereof the right to purchase from the Company one share of Class A Common Stock (the “Basic Subscription Right”) at a subscription price of $[—] per whole share (the “Subscription Price”) or the right to retain such Right. For the avoidance of doubt, a holder may not elect to retain more than the number of Basic Subscription Rights actually issued to such holder. Shares of Class A Common Stock underlying retained Basic Subscription Rights will not be available for subscription pursuant to the Over-Subscription Privilege (as defined below). In addition, Record Holders who purchase all of the shares of Class A Common Stock available to them pursuant to their Basic Subscription Rights may also choose to subscribe (the “Over-Subscription Privilege”), at the same Subscription Price of $[—] per whole share, for a portion of any shares of Class A Common Stock that other Record Holders do not purchase or affirmatively retain through the exercise of their Basic Subscription Rights or the retention of their Rights, respectively. The terms and conditions of the Rights Offering are set forth in the Company’s Prospectus dated [—], 2013 (as it may be amended or supplemented, the “Prospectus”), which is incorporated into this Subscription Rights Certificate (“Rights Certificate”) by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. The owner of this certificate is entitled to the number of basic Rights shown on this Rights Certificate.

SUBSCRIPTION PRICE

The subscription price for the Basic Subscription Right and the Over-Subscription Privilege is $[—] per full share. Fractional shares or cash in lieu of fractional shares will not be issued in the Rights Offering. Instead, fractional shares resulting from the exercise of Basic Subscription Rights will be eliminated by rounding up to the nearest whole share. For example, if you owned 1,000 shares of Caesars Entertainment common stock on the Record Date, you would receive 1,000 Rights that would entitle you to purchase 1,000 shares of Class A Common Stock at a subscription price of $[—] per share pursuant to your Basic Subscription Right, subject to, if applicable, any part of the subscription price that is used to reimburse withholding taxes (including backup withholding taxes) paid by Caesars Entertainment on behalf of you.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND BELOW AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE APPLICABLE SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK THAT YOU ARE REQUESTING TO PURCHASE TO THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE 5:00 P.M., NEW YORK CITY TIME, ON [—], 2013 OR, IF RETURNED BY MAIL POSTMARKED ON OR BEFORE THE EXPIRATION DATE, BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE SECOND BUSINESS DAY AFTER THE EXPIRATION DATE.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

001CD40020                     01PDSA

Full payment of the subscription price for each share of common stock you wish to purchase must be made in U.S. dollars by (1) a certified check, cashier’s check or bank draft drawn upon a U.S. bank or (2) a personal check that clears within two business days of the Expiration Date, in each case payable to “Computershare Trust Company, N.A. acting as Subscription Agent for Caesars Entertainment Corporation” and delivered in accordance with the “INSTRUCTIONS FOR USE OF CAESARS ENTERTAINMENT CORPORATION SUBSCRIPTION RIGHTS CERTIFICATE AND ELECTION FORM” that accompanied the mailing of the Prospectus. You cannot revoke any exercises made pursuant to this Rights Certificate, except as expressly provided otherwise in the Prospectus.

The method of delivery of this Rights Certificate and the payment for the shares of common stock subscribed for hereunder are at the election and risk of the Record Holder, but if sent by mail, such mail must be postmarked on or before the Expiration Date, and it is recommended that the Rights Certificate and payment be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment prior to 5:00 p.m., New York City time, two business days following the Expiration Date. If paying by uncertified personal check, please be aware that funds paid in this manner may take at least five business days to clear. We urge you to consider using a cashier’s or certified check as we will not be responsible for any delays in processing personal checks, even if such delays result in your Rights not being exercised.

Payments of the subscription price for the shares of common stock subscribed for will be distributed to the Company no later than the [—] business day following the Expiration Date, unless Caesars Entertainment terminates the Rights Offering. You will not be paid any interest on funds paid to the Subscription Agent, regardless of whether the funds are applied to the subscription price or returned to you.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
SECTION 1:	OFFERING INSTRUCTIONS (check the appropriate boxes)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF RIGHTS:

☐	I apply for ALL of my entitlement of new shares pursuant to the Basic Subscription Right+		X 1 =		X $[—] =	$
		(no. of Rights)		(no. of new shares, rounded up)	(per share)

EXAMPLE: If you own 1,000 shares of Caesars Entertainment common stock, you will receive 1,000 Rights which will permit you to purchase 1,000 shares of Class A Common Stock. [1,000 Rights X 1 = 1,000 shares of Class A Common Stock, with fractional shares rounded up to the nearest whole number].

☐	In addition, I apply for additional shares pursuant to the Over-Subscription Privilege*+		X $[—] =	$
		(no. of additional whole shares)	(per share)

IF YOU WISH TO APPLY FOR LESS THAN YOUR FULL ENTITLEMENT OF RIGHTS AND/OR RETAIN ANY RIGHTS:

☐	I apply for the following number of shares of Class A Common Stock pursuant to the Basic Subscription Right		X $[—] =	$
		(no. of new whole shares)	(per share)

		Amount of check enclosed		$

☐	I apply to retain the following number of Rights†
(no. of Rights)

IF YOU DO NOT WISH TO EXERCISE OR RETAIN YOUR RIGHT TO SUBSCRIBE:
Please disregard this mailing.

SECTION 2:	SUBSCRIPTION AUTHORIZATION:

I acknowledge that I have received the Prospectus for this offering of Rights and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the Basic Subscription Right and the Over-Subscription Privilege in the Rights Offering.

Signature of Subscriber(s)

(and address if different than that listed on this Rights Certificate)

Telephone number (including area code)

+        Unless you have been qualified or licensed by, or have obtained the applicable waiver from, the applicable gaming regulatory authorities, you will not be permitted to subscribe or over-subscribe for any shares of Class A Common Stock that would result in you beneficially owning 5% or more of the outstanding Class A Common Stock.

*      You can only participate in the Over-Subscription Privilege if you have subscribed for your full entitlement of shares of Class A Common Stock pursuant to the Basic Subscription Right. If over-subscription requests exceed the number of shares of Class A Common Stock available, we will allocate the available shares of Class A Common Stock among the stockholders exercising the Over-Subscription Privilege in accordance with the procedures set forth in the Prospectus.

†      You may not elect to retain more than the number of Basic Subscription Rights actually issued to you. Shares of Class A Common Stock underlying retained Basic Subscription Rights will not be available for subscription pursuant to the Over-Subscription Privilege.

Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A.

By First Class, Registered or Certified Mail: Computershare Trust Company, N.A., Attn Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011

By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Attn Corporate Actions Voluntary Offer, 250 Royall Street, Suite V, Canton, MA 02021

DELIVERY OF THIS RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Any questions regarding this Rights Certificate and Rights Offering may be directed to the Information Agent, Georgeson Inc. toll free at (888) 624-2255 or,

if you are located outside the U.S., (781) 575-2137 (collect).